FOR IMMEDIATE RELEASE

Lear Reports Second Quarter 2026 Results; Raises Full-Year Guidance

SOUTHFIELD, Mich., July 31, 2026 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the second quarter 2026 and raised the midpoints of its financial outlook for the full year 2026.

Second Quarter 2026 Financial Highlights
•Revenue of $6.2 billion, an increase of 3%, compared to $6.0 billion in the second quarter of 2025
•Net income of $193 million and adjusted net income of $217 million, compared to $165 million and $188 million, respectively, in the second quarter of 2025
•Core operating earnings of $313 million, an increase of 7%, compared to $292 million in the second quarter of 2025
•Earnings per share of $3.79 and adjusted earnings per share of $4.28, compared to $3.06 and $3.47, respectively, in the second quarter of 2025
•Earnings per share increased 24% year-over-year and adjusted earnings per share increased 23% year-over-year, reflecting higher earnings and the benefit of our share repurchase program
•Net cash provided by operating activities increased 55% to $461 million and free cash flow increased 69% to $288 million, compared to $296 million and $171 million, respectively, in the second quarter of 2025
•Repurchased $100 million of shares and paid $39 million in dividends
•Cash and cash equivalents at quarter-end of $1.0 billion and total liquidity of $3.0 billion

Second Quarter 2026 Business Highlights
•Expanded our Seating leadership position through significant new and conquest awards with Audi for complete seats, ComfortFlex™ and FlexAir® in Europe and North America, a complete seat award with Leapmotor in South America (an important award with a Chinese automaker outside of China) and being named the 2025 General Motors Supplier of the Year as well as a 2026 Automotive News PACE Award finalist for our modular thermal comfort systems (ComfortFlexTM and ComfortMax Seat by LearTM)
•Continued to grow our core E-Systems products with new awards for wire with a luxury Chinese automaker and BAIC in China, a replacement and partial conquest award for low- and high-voltage wire with Renault in Europe, new awards with Stellantis in North America, and being named the 2025 General Motors Supplier of the Year for Wire for the first time
“Lear continued its strong start to 2026 despite a dynamic operating environment, delivering improved year-over-year revenue and operating income in both segments - results that give us the confidence to raise our full-year guidance. We continue to win significant new business awards, including key new and conquest program awards with Audi, while accelerating our growth with Chinese automakers, including our award with Leapmotor in South America,” said Ray Scott, Lear’s President and Chief Executive Officer. “We also opened our Advanced
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Manufacturing Integration Center in Rochester Hills, Michigan, showcasing our industry-leading capabilities in automation and digital tools through IDEA by LearTM. Our innovations continue to be recognized as our modular thermal comfort systems were named as a finalist for the 2026 Automotive News PACE Awards. Our strong cash generation enabled us to further increase the pace of share repurchases, driving strong earnings per share growth while sustaining our dividend.”

Second Quarter Financial Results
(in millions, except per share amounts)

	2026	2025
Reported
Sales	$6,209.4	$6,030.4
Net income	$192.8	$165.2
Earnings per share	$3.79	$3.06

Adjusted(1)
Core operating earnings	$313.2	$291.8
Adjusted net income	$217.4	$187.8
Adjusted earnings per share	$4.28	$3.47

In the second quarter, global vehicle production was flat compared to a year ago, with North America flat, Europe down 2% and China down 4%. Global vehicle production was down approximately 1% on a Lear sales-weighted basis(2).

Sales in the second quarter were $6.2 billion, up 3% year-over-year. Sales excluding the impact of commodities, foreign exchange and tariff recoveries were up 1%, reflecting commercial recoveries and the addition of new business, partially offset by lower production on key Lear platforms.

Core operating earnings were $313 million, or 5.0% of sales, as compared to $292 million, or 4.8% of sales, in 2025. Earnings were impacted by the addition of new business and changes in foreign exchange rates, offset by lower production on key Lear platforms.

In the Seating segment, margins and adjusted margins were 6.2% and 6.7% of sales, respectively, a decrease from 6.4% and flat compared to 6.7%, respectively, in 2025. In the E-Systems segment, margins and adjusted margins were 5.4% and 5.8% of sales, respectively, an increase from 3.5% and 4.9%, respectively, in 2025.

Net income was $193 million, an increase of 17%, compared to $165 million in 2025. Adjusted net income was $217 million, an increase of 16%, compared to $188 million in 2025.

Earnings per share were $3.79 and adjusted earnings per share were $4.28, as compared to $3.06 and $3.47, respectively, a year ago. Earnings per share increased 24% year-over-year and adjusted earnings per share increased 23% year-over-year, reflecting higher earnings and the benefit of our share repurchase program.

In the second quarter of 2026, net cash provided by operating activities was $461 million, and free cash flow(1) was $288 million, increasing from $296 million and $171 million, respectively, in 2025.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on Mobility Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and second quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the second quarter of 2026, Lear repurchased 735,873 shares of our common stock for a total of $100 million. At the end of the second quarter, we had a remaining share repurchase authorization of approximately $600 million, which reflects approximately 8% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 63.6 million shares of our common stock for a total of $6.1 billion at an average price of $95.72 per share. This represents a reduction of approximately 60% of our shares outstanding since the time we began the program.

2026 Financial Outlook
We have increased the midpoints and narrowed the ranges of our 2026 financial outlook across most metrics.

At the midpoint of our guidance range, we have assumed that global industry production will decrease approximately 2% from 2025 on a Lear sales-weighted basis. The industry volume assumptions underlying our 2026 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent Mobility Global production estimates for our vehicle platforms.

Our outlook excludes any future impact of potential changes to tariffs or Company or industry-wide production disruptions.

Our 2026 financial outlook is summarized below:

Full Year 2026 Financial Outlook
Net Sales	$23,540 million - $24,010 million
Core Operating Earnings	$1,080 million - $1,200 million
Adjusted EBITDA	$1,700 million - $1,820 million
Restructuring Costs	≈$175 million
Operating Cash Flow	$1,250 million - $1,350 million
Capital Spending	≈$660 million
Free Cash Flow	$590 million - $690 million

The financial outlook is based on full year average exchange rates of $1.16/Euro and 6.82 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Second Quarter 2026 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s second quarter 2026 financial results and related matters on July 31, 2026, at 9:00 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 1239896. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on certain disposals of assets and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by (used in) operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts”, “targets” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the section entitled "Risk Factors," and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of, and our ability to mitigate the effects of, U.S. or foreign policies regarding trade, including tariffs and export restrictions and any changes to tariffs or export restrictions, any resulting volume reductions or changes in vehicle production schedules by our customers, the duration and scope of any government shutdown and any other industry disruptions, supply chain disruptions, labor disruptions, unforeseen operational disruptions impacting our customers, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s core sales backlog. The Company’s core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear Corporation (NYSE: LEA) is a global automotive leader in Seating and E-Systems. The company designs, manufactures, and delivers advanced technologies to the world’s major automakers. Building on more than 100 years of heritage, Lear is the largest U.S.-based automotive supplier, headquartered in Southfield, Michigan. Driven by a commitment to innovation, operational excellence, and sustainability, Lear’s global team of talented employees is shaping the future of mobility by developing solutions that enhance comfort, safety, and efficiency. More information is available at Lear.com.

CONTACTS:

Marianne Vidershain	Tim Brumbaugh
Vice President, Treasurer	Vice President, Investor Relations
and Head of Investor Relations	(248) 447-1329
(248) 447-5541

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	July 4, 2026	June 28, 2025
Net sales	$6,209.4	$6,030.4

Cost of sales	5,739.1	5,591.3
Selling, general and administrative expenses	197.5	186.3
Amortization of intangible assets	4.9	4.7
Interest expense	24.2	25.4
Other expense, net	2.8	5.2

Consolidated income before income taxes and equity in net income of affiliates	240.9	217.5
Income taxes	48.5	41.6
Equity in net income of affiliates	(19.3)	(16.0)

Consolidated net income	211.7	191.9
Net income attributable to noncontrolling interests	18.9	26.7

Net income attributable to Lear	$192.8	$165.2

Diluted net income per share attributable to Lear	$3.79	$3.06

Weighted average number of diluted shares outstanding	50.8	54.1

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Six Months Ended
	July 4, 2026	June 28, 2025
Net sales	$12,032.2	$11,590.7

Cost of sales	11,111.6	10,792.4
Selling, general and administrative expenses	387.8	358.7
Amortization of intangible assets	9.9	9.9
Interest expense	49.8	51.2
Other expense, net	15.5	25.6

Consolidated income before income taxes and equity in net income of affiliates	457.6	352.9
Income taxes	86.9	86.8
Equity in net income of affiliates	(33.7)	(28.3)

Consolidated net income	404.4	294.4
Net income attributable to noncontrolling interests	39.3	48.5

Net income attributable to Lear	$365.1	$245.9

Diluted net income per share attributable to Lear	$7.13	$4.54

Weighted average number of diluted shares outstanding	51.2	54.1

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 4, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,000.6	$1,033.0
Accounts receivable	4,210.8	3,902.8
Inventories	1,723.9	1,693.2
Other	1,450.1	1,034.0
	8,385.4	7,663.0
Long-Term:
PP&E, net	2,864.7	2,913.1
Goodwill	1,777.1	1,777.8
Other	2,623.3	2,489.2
	7,265.1	7,180.1

Total Assets	$15,650.5	$14,843.1

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$28.8	$27.9
Accounts payable and drafts	3,931.0	3,416.5
Accrued liabilities	2,418.4	2,219.0
Current portion of long-term debt	4.0	3.7
	6,382.2	5,667.1
Long-Term:
Long-term debt	2,713.4	2,711.5
Other	1,230.2	1,263.5
	3,943.6	3,975.0

Equity	5,324.7	5,201.0

Total Liabilities and Equity	$15,650.5	$14,843.1

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 4, 2026	June 28, 2025
Net Sales
North America	$2,498.4	$2,519.3
Europe and Africa	2,326.4	2,163.2
Asia	1,125.4	1,144.6
South America	259.2	203.3
Total	$6,209.4	$6,030.4

Content per Vehicle [1]
North America	$633	$637
Europe and Africa	$517	$474

Free Cash Flow [2]
Net cash provided by operating activities	$460.5	$296.2
Capital expenditures	(172.7)	(125.4)
Free cash flow	$287.8	$170.8

Core Operating Earnings [2]
Net income attributable to Lear	$192.8	$165.2
Interest expense	24.2	25.4
Other expense, net	2.8	5.2
Income taxes	48.5	41.6
Equity in net income of affiliates	(19.3)	(16.0)
Net income attributable to noncontrolling interests	18.9	26.7
Restructuring costs and other special items -
Costs related to restructuring actions	32.0	33.9
Recoveries related to Fisker Inc.	—	(0.5)
Impairments (recoveries) related to Russian operations, net	0.2	(0.1)
Other	13.1	10.4
Core operating earnings	$313.2	$291.8

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 4, 2026	June 28, 2025
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$192.8	$165.2
Restructuring costs and other special items -
Costs related to restructuring actions	30.4	32.1
Term loan refinancing	—	0.5
Recoveries related to Fisker Inc.	—	(0.5)
Impairments (recoveries) related to Russian operations, net	0.2	(0.1)
Foreign exchange gains due to foreign exchange rate volatility related to Russia	(0.2)	—
Other	4.1	6.2
Tax impact of special items and other net tax adjustments [3]	(9.9)	(15.6)
Adjusted net income	$217.4	$187.8

Weighted average number of diluted shares outstanding	50.8	54.1

Diluted net income per share attributable to Lear	$3.79	$3.06

Adjusted earnings per share	$4.28	$3.47

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 4, 2026	June 28, 2025
Net Sales
North America	$4,722.0	$4,768.1
Europe and Africa	4,627.3	4,225.3
Asia	2,210.3	2,216.2
South America	472.6	381.1
Total	$12,032.2	$11,590.7

Content per Vehicle [1]
North America	$601	$623
Europe and Africa	$503	$471

Free Cash Flow [2]
Net cash provided by operating activities	$558.6	$168.5
Capital expenditures	(297.3)	(229.4)
Free cash flow	$261.3	$(60.9)

Core Operating Earnings [2]
Net income attributable to Lear	$365.1	$245.9
Interest expense	49.8	51.2
Other expense, net	15.5	25.6
Income taxes	86.9	86.8
Equity in net income of affiliates	(33.7)	(28.3)
Net income attributable to noncontrolling interests	39.3	48.5
Restructuring costs and other special items -
Costs related to restructuring actions	75.0	121.3
Acquisition costs	—	0.1
Disposal costs	—	0.6
Recoveries related to Fisker Inc.	—	(0.9)
Impairments (recoveries) related to Russian operations, net	0.4	(1.5)
Other	12.2	12.9
Core operating earnings	$610.5	$562.2

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 4, 2026	June 28, 2025
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$365.1	$245.9
Restructuring costs and other special items -
Costs related to restructuring actions	73.4	119.8
Acquisition costs	—	0.1
Loss related to disposal of non-core business	0.4	3.3
Disposal costs	—	0.6
Term loan refinancing	—	0.5
Recoveries related to Fisker Inc.	—	(0.9)
Impairments (recoveries) related to Russian operations, net	0.4	(1.5)
Foreign exchange losses due to foreign exchange rate volatility related to Russia	0.5	2.9
Other	4.3	10.6
Tax impact of special items and other net tax adjustments [3]	(27.2)	(24.2)
Adjusted net income attributable to Lear	$416.9	$357.1

Weighted average number of diluted shares outstanding	51.2	54.1

Diluted net income per share attributable to Lear	$7.13	$4.54

Adjusted earnings per share	$8.14	$6.60

Diluted Shares Outstanding at End of Period [4]	50,399,429	53,841,222

[1] Content per Vehicle for 2025 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	July 4, 2026	June 28, 2025
Adjusted Segment Earnings

Seating
Net sales	$4,624.1	$4,473.9

Segment earnings	$286.2	$284.5
Restructuring costs and other special items -
Costs related to restructuring actions	25.3	14.1
Impairments (recoveries) related to Russian operations, net	0.2	(0.1)
Other	(0.2)	0.4
Adjusted segment earnings	$311.5	$298.9

Segment margins	6.2%	6.4%

Adjusted segment margins	6.7%	6.7%

E-Systems
Net sales	$1,585.3	$1,556.5

Segment earnings	$85.1	$55.2
Restructuring and other special items -
Costs related to restructuring actions	5.6	18.1
Recoveries related to Fisker Inc.	—	(0.5)
Other	0.6	3.0
Adjusted segment earnings	$91.3	$75.8

Segment margins	5.4%	3.5%

Adjusted segment margins	5.8%	4.9%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Six Months Ended
	July 4, 2026	June 28, 2025
Adjusted Segment Earnings

Seating
Net sales	$9,028.5	$8,625.0

Segment earnings	$563.6	$500.2
Costs related to restructuring actions	52.1	78.6
Impairments (recoveries) related to Russian operations, net	0.4	(1.5)
Other	0.2	1.5
Adjusted segment earnings	$616.3	$578.8

Segment margins	6.2%	5.8%

Adjusted segment margins	6.8%	6.7%

E-Systems
Net sales	$3,003.7	$2,965.7

Segment earnings	$158.4	$110.7
Costs related to restructuring actions	18.4	34.9
Recoveries related to Fisker Inc.	—	(0.9)
Other	1.0	4.9
Adjusted segment earnings	$177.8	$149.6

Segment margins	5.3%	3.7%

Adjusted segment margins	5.9%	5.0%